Exhibit 10.1

QUICKSILVER RESOURCES INC.
SECOND AMENDED AND RESTATED
2006 EQUITY PLAN

QUICKSILVER RESOURCES INC.
SECOND AMENDED AND RESTATED
2006 EQUITY PLAN

-i-

QUICKSILVER RESOURCES INC.
SECOND AMENDED AND RESTATED
2006 EQUITY PLAN

The Quicksilver Resources Inc. 2006 Equity Plan (the “Plan”) was established by Quicksilver Resources Inc., a Delaware corporation (the “Company”), effective as of May 23, 2006, and approved by stockholders of the Company on May 23, 2006.  The Company amended and restated the Plan effective as of May 23, 2007, and again amends and restates the Plan effective as of November 24, 2008.

1.  Purpose.  The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees and consultants, and to provide them incentives to put forth maximum efforts for the success of the Company’s business, in order to serve the best interests of the Company and its stockholders.

2.  Term.  The Plan will expire on May 23, 2016.  No further Awards will be made under the Plan on or after such date.  Awards that are outstanding on the date the Plan terminates will remain in effect according to their terms and the provisions of the Plan.

3.  Definitions.  The following terms, when used in the Plan with initial capital letters, will have the following meanings:

(a)  Appreciation Right means a right granted pursuant to Section 7.

(b)  Award means the award of a Senior Executive Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares, Performance Units or Restricted Stock Units; or the grant or sale of Restricted Shares.  An Award may be an obligation of the Company or any Subsidiary.

(c)  Board means the Board of Directors of the Company.

(d)  Change in Control means the occurrence of any of the following events:

(i)  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that the following acquisitions will not constitute a Change in Control:  (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors; (B) any acquisition of Voting Stock of the Company by the Company or any subsidiary of the Company; (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; and (D) any acquisition of Voting Stock of the Company by Mercury Exploration Company, Quicksilver Energy, L.P., The

Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;

(ii)  a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii)  the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the consolidated assets of the Company (each, a “Business Combination Transaction”) immediately after which (A) the Voting Stock of the Company outstanding immediately prior to such Business Combination Transaction does not continue to represent (either by remaining outstanding or by being converted into Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of such entity), at least 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of any such entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

(e)  Code means the Internal Revenue Code of 1986, as in effect from time to time.

(f)  Committee means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 17 or with respect to the administration of Section 12, the Board.

(g)  Common Stock means the common stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14.

(h)  Covered Employee means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) and who is identified in writing by the Committee as a Covered Employee within the period specified in Section 11(a) for the fiscal year.

(i)  Date of Grant means the date specified by the Committee on which an Award will become effective.

(j)  Deferral Period means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 9.

(k)  Eligible Director means a member of the Board who is not an employee of the Company or any Subsidiary.

(l)  Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award.  An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

(m)  Exchange Act means the Securities Exchange Act of 1934, as amended.

(n)  Grant Price means the price per share of Common Stock at which an Appreciation Right is granted.

(o)  Incumbent Directors means the individuals who, as of the date first set forth above, are Directors of the Company and any individual becoming a Director subsequent to the date thereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of a majority of the then-Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).

(p)  Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award.  Management Objectives may be described in terms of company-wide objectives (i.e., the performance of the Company and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence.  The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management Objectives of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.

The Management Objectives applicable to any Award to a Participant who is a Covered Employee for the fiscal year will be limited to specified levels of, growth in, or performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Committee specifically includes any such extraordinary or nonrecurring item at the time such Award is granted):

(i)  profitability measures;

(ii)  cash flow measures;

(iii)  proven reserves;

(iv)  production growth rate;

(v)  revenue measures;

(vi)  business unit performance;

(vii)  leverage measures;

(viii)  stockholder return;

(ix)  expense management;

(x)  asset and liability measures;

(xi)  individual performance;

(xii)  supply chain efficiency;

(xiii)  productivity measures;

(xiv)  return measures; or

(xv)  product development and/or performance.

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company (other than an acquisition or disposition described in the first paragraph of this Section 3(p)), or the manner in which the Company conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable.

(q)  Market Value per Share means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the principal national securities exchange or in the principal market on or in which the Common Stock is traded.

(r)  Option Price means the purchase price per share payable on exercise of a Stock Option.

(s)  Participant means a (i) person who is selected by the Committee to receive an Award under the Plan and who at that time is an executive officer or other employee of or a consultant to the Company or any Subsidiary or (ii) an Eligible Director.

(t)  Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured.  The Performance Period for a Senior Executive Plan Bonus will be the fiscal year of the

Company, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

(u)  Performance Share means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 10.

(v)  Performance Unit means a unit equivalent to $1.00 (or such other value as the Committee determines) granted pursuant to Section 10.

(w)  Restricted Stock Units means an Award pursuant to Section 9 of the right to receive shares of Common Stock, cash or other consideration at the end of a specified Deferral Period.

(x)  Restricted Shares means shares of Common Stock granted or sold pursuant to Section 8 or Section 12 as to which neither the ownership restrictions nor the restrictions on transfer have expired.

(y)  Rule 16b-3 means Rule 16b-3 under Section 16 of the Exchange Act as amended (or any successor rule to the same effect), as in effect from time to time.

(z)  Senior Executive Plan Bonus means an Award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 11.

(aa)  Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

(bb)  Stock Option means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 6 or Section 12.

(cc)  Subsidiary means (i) any corporation of which at least 50% of the combined voting power of the then outstanding shares of Voting Stock is owned directly or indirectly by the Company, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by the Company and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by the Company.

(dd)  Voting Stock means the securities entitled to vote generally in the election of directors or persons who serve similar functions.

4.  Shares Available Under Plan.  The aggregate number of shares of Common Stock that may be (i) subject to an Award of Appreciation Rights or Stock Options or (ii) issued or transferred as Restricted Shares and released from all restrictions or in payment of Performance Shares, Performance Units, Restricted Stock Units or Senior Executive Plan Bonuses will not exceed in the aggregate 7 million shares.  Such shares may be shares of original issuance, treasury shares, shares acquired by the Company or any of its Subsidiaries in the open market or otherwise  or a combination of the foregoing.  The number of shares of Common Stock available under this Section 4 will be subject to adjustment as provided in Section 14 and will be further adjusted to include shares that relate to Awards that (i) expire or are forfeited, (ii) are withheld by, or tendered to, the Company or a Subsidiary in payment of the Option Price with respect to a Stock Option or in satisfaction of the taxes required to be withheld in connection with any Award granted under the Plan or (iii) are subject to an Appreciation Right that are not transferred to a Participant upon exercise of the Appreciation Right.

5.  Limitations on Awards.  Awards under the Plan will be subject to the following limitations:

(a)  No more than 7 million shares of Common Stock, subject to adjustment as provided in Section 4, may be subject to an Award of Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code.

(b)  The maximum number of shares of Common Stock that may be subject to all Awards granted to a Participant during any calendar year will not exceed 700,000 shares.  The limitations set forth in this Section 5(b) will apply without regard to whether an Award is settled in cash or in shares of Common Stock.

(c)  The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $5 million.

(d)  The payment of a Senior Executive Plan Bonus to any Participant will not exceed $5 million.

6.  Stock Options.  The Committee may from time to time authorize grants of options to any Participant to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Section 6.  Each Participant who is an employee of the Company or any Subsidiary will be eligible to receive a grant of Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code.  Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)  Each grant will specify the number of shares of Common Stock to which it relates.

(b)  Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

(c)  Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or a Subsidiary, as the case may be, or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company or a Subsidiary of shares of Common Stock owned by the Participant and having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company or a

Subsidiary to withhold a number of shares of Common Stock otherwise issuable or deliverable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price, (iv) by a combination of such methods of payment or (v) by any other method of payment approved by the Committee; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company or, if applicable, the Subsidiary is prohibited from purchasing or acquiring such shares of Common Stock.

(d)  To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(e)  Successive grants may be made to the same Participant whether or not any Stock Options or other Awards previously granted to such Participant remain unexercised or outstanding.

(f)  Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.

(g)  Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

(h)  Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

(i)  Stock Options may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

(j)  On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(k)  No Stock Option will be exercisable more than ten years from the Date of Grant, unless the Evidence of Award provides for an extended exercise period in the event of death, disability or retirement.

(l)  The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.

(m)  Any grant may provide for the effect on the Stock Options or any shares of Common Stock issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(n)  Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

7.  Appreciation Rights.  The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 7.  Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options.  An Appreciation Right will be a right of the Participant to receive from the Company or a Subsidiary upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.  An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option.  Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)  Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

(b)  Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

(c)  Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash or other consideration, (ii) in shares of Common Stock having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread) or (iii) in a combination thereof, as determined by the Committee in its discretion.

(d)  Any grant may specify that the amount payable to the Participant on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant.

(e)  Successive grants may be made to the same Participant whether or not any Appreciation Rights or other Awards previously granted to such Participant remain unexercised or outstanding.

(f)  Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable.

(g)  Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.

(h)  Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

(i)  On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(j)  No Appreciation Right will be exercisable more than ten years from the Date of Grant.

(k)  Any grant may provide for the effect on the Appreciation Rights or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(l)  Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

8.  Restricted Shares.  The Committee may also from time to time authorize grants or sales to any Participant of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 8.  Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions set forth in this Section 8.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)  Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law or other applicable law.

(b)  Each grant or sale may limit the Participant’s dividend rights during the period in which the shares of Restricted Shares are subject to any such restrictions.

(c)  Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section.  Except as provided in Section 8(d), 8(e) or 12(d), the restrictions imposed on Restricted Shares will not terminate at a rate that is faster than 1/3rd of the Restricted Shares on each anniversary of the Date of Grant.

(d)  Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares, provided that the Performance Period associated with such Management Objectives will be a period of no less than 12 calendar months.

(e)  Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event or the Participant’s termination of employment or service by reason of death, disability, retirement or otherwise.

(f)  Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of the Company or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).

(g)  Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(h)  Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

9.  Restricted Stock Units.  The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this Section 9.  Each grant or sale will constitute the agreement by the Company or a Subsidiary to deliver shares of Common Stock, cash or other consideration to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)  Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law or other applicable law.

(b)  Each grant or sale will provide that the Restricted Stock Units will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant.  Except as provided in Section 9(c) or 9(d), the Deferral Period will not terminate at a rate that is faster than 1/3rd of the Restricted Stock Units on each anniversary of the Date of Grant.

(c)  Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the Deferral Period, provided that the Performance Period associated with such Management Objectives will be a period of no less than 12 calendar months.

(d)  Any grant or sale may provide for the earlier termination of the Deferral Period in the event of a Change in Control or other similar transaction or event or the Participant’s termination of employment or service by reason of death, disability, retirement or otherwise.

(e)  During the Deferral Period, the Participant will not have any right to transfer any rights under the Restricted Stock Units, and will not have any rights of ownership in or any right to vote any shares of Common Stock that may be issued in settlement of Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.

(f)  Any grant or sale may provide for the effect on the Restricted Stock Units or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(g)  Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

10.  Performance Shares and Performance Units.  The Committee may also from time to time authorize grants to any Participant of Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 10.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)  Each grant will specify the number of Performance Shares or Performance Units to which it relates.

(b)  The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant and will be a period of no less than 12 calendar months.

(c)  Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.

(d)  Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(e)  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.  Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.

(f)  On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents on Performance Shares in cash or Common Stock on a current, deferred or contingent basis.

(g)  Any grant may provide for the effect on the Performance Shares or Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(h)  Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a Change in Control or other similar transaction or event and provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

11.  Senior Executive Plan Bonuses.  The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is a Covered Employee, which incentive compensation will become payable upon achievement of specified Management Objectives.  Subject to Section 5(d), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)  No later than 90 days after the first day of the Company’s fiscal year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such year.

(b)  Following the close of the Company’s fiscal year, the Committee will certify in writing whether the specified Management Objectives have been achieved.  Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose.  The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus which becomes payable, which payment may be made in (i) cash or other consideration, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(c)  If a Change in Control occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period.  The Senior Executive Plan Bonus will be paid at such time following the Change in Control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a Change in Control.

(d)  Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.

12.  Awards to Eligible Directors.

(a)  Each individual who first becomes an Eligible Director after December 31, 2008, on a date subsequent to the first business day of a calendar year will be granted (i) a number of Restricted Shares as of the date such individual becomes an Eligible Director equal to $49,500 (if the individual becomes an Eligible Director prior to July 1 of any year) or $24,750 (if the individual becomes an Eligible Director on or after July 1 of any year) divided by the Market Value per Share as of the date the individual first becomes an Eligible Director, and (ii) a Stock Option as of the date the individual first becomes an Eligible Director to purchase a number of shares of Common Stock equal to $49,500 (if the individual becomes an Eligible Director prior to July 1 of any year) or $24,750 (if the individual becomes an Eligible Director on or after July 1 of any year) divided by the Fair Value (as hereinafter defined).  For purposes of this Section 12(a), an Eligible Director who ceases to be a member of the Board and thereafter becomes an Eligible Director again will be deemed to first become an Eligible Director on the date that such individual again becomes an Eligible Director.

(b)  On the first business day of each calendar year beginning during the term of the Plan and after December 31, 2008, each individual who is an Eligible Director (i) will be granted as of such first business day a number of Restricted Shares equal to $49,500 divided by the Market Value per Share as of that date, (ii) will be granted as of such first business day a Stock Option to purchase a number of shares of Common Stock determined by dividing $49,500 by the Fair Value as of that date, and (iii) may elect to receive either an additional grant of Restricted Shares or a Stock Option to purchase shares of Common Stock in lieu of all or any portion of additional cash compensation of $106,000, provided that, in either case, the Eligible Director has elected in writing on or prior to the last day of the preceding calendar year to receive the Restricted Shares or the Stock Option described in this Section 12(b)(iii) in lieu of an equivalent amount of cash compensation from the Company.  If applicable, the number of Restricted Shares to be granted under Section 12(b)(iii) will be determined by dividing the amount of cash compensation the Restricted Shares are replacing by the Market Value per Share as of such first business day of the calendar year, and the number of shares covered by a Stock Option elected under Section 12(b)(iii) will be determined by dividing the amount of cash compensation the Stock Option is replacing by the Fair Value as of such first business day of the calendar year.

(c)  For purposes of this Section 12, “Fair Value” means either the Black Scholes Value (described below) or the value of a Stock Option to purchase one share of Common Stock calculated using such other valuation methodology as may at the time of grant be used by the Company to value Stock Options for financial reporting purposes, in each case calculated as of the date of grant of the Stock Option.  For this purpose, “Black Scholes Value” means the value of a Stock Option to purchase one share of Common Stock calculated using the Black Scholes option value model.  Unless otherwise provided by the Board prior to the applicable date of grant, the Black Scholes option valuation for a Stock Option to be granted on any date will be based on the following assumptions:

(i)  the then current price of a share of Common Stock is equal to the Market Value per Share of Common Stock as of the date of grant of the Stock Option;

(ii)  the per share Option Price is equal to the Market Value per Share of Common Stock as of the date of grant of the Stock Option;

(iii)  the time until expiration of the Stock Option is equal to the actual time until expiration of the Stock Option (determined without regard to the provisions of Sections 12(e)(vii) and 12(e)(viii));

(iv)  the risk-free interest rate is the asked yield rate, as of the business day preceding the date of grant of the Stock Option and as reported in the Wall Street Journal, for the U.S. Treasury Note or Bond having a maturity date that is closest to the date that is five years after the date of grant of the Stock Option;

(v)  the volatility of the price of the Common Stock is calculated based on the closing price of a share of Common Stock on the last trading day of each month for each of the 60 months preceding the month in which the date of grant of the Stock Option occurs; and

(vi)  the dividend yield on the Common Stock equals the rate determined by dividing the product of four and the most recent quarterly dividend on the Common Stock as of the date of grant of the Stock Option by the Market Value per Share of Common Stock as of the date of grant of the Stock Option.

(d)  Each grant of Restricted Shares to an Eligible Director may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)  At the time of grant of Restricted Shares to an Eligible Director, either (A) a stock certificate evidencing the shares of Common Stock granted will be registered in the Eligible Director’s name to be held by the Company for his or her account or (B) an appropriate entry evidencing the Eligible Director’s ownership of the shares of Common Stock granted will be made in the stock ownership records or other books and records maintained by or on behalf of the Company.  The Eligible Director will have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Shares, including the right to vote such Restricted Shares and, unless the Board will determine otherwise, the right to receive dividends thereon, subject to the following: (1) subject to Section 12(d)(iii), the Eligible Director will not be entitled to delivery of any stock certificate evidencing such Restricted Shares until the expiration of the restriction period described in Section 12(d)(ii); (2) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restriction period; and (3) all of the Restricted Shares will be forfeited and all rights of the Eligible Director to the Restricted Shares will terminate without further obligation on the part of the Company unless the Eligible Director remains as a member of the Board for the entire restriction period, except as provided by Section 12(d)(iii).  Any shares of Common Stock or other securities or property received as a result of a transaction described in Section 14 will be subject to the same restrictions as such Restricted Shares.

(ii)  Each grant of Restricted Shares under Section 12(a) or 12(b)(i) will become nonforfeitable and the restrictions described in Section 12(d)(i) will expire as to 1/3rd of the total number of shares subject thereto on each of the first three anniversaries of the date of grant of Restricted Shares; provided, in each case, that the Eligible Director who received the Restricted Shares has remained a member of the Board through each such anniversary date.  Each grant of Restricted Shares under Section 12(b)(iii) will become nonforfeitable and the restrictions described in Section 12(d)(i) will expire as to the total number of shares subject thereto on the first anniversary of the date of grant of Restricted Shares; provided, in each case, that the Eligible Director who received the Restricted Shares has remained a member of the Board through such anniversary date.

(iii)  Except as provided in an Evidence of Award, upon an Eligible Director’s ceasing to be a member of the Board prior to the end of a restriction period for any reason, the Eligible Director will immediately forfeit all Restricted Shares then subject to the restrictions of Section 12(d)(i), unless the Board, in its discretion, allows the Eligible Director to retain any or all of the Restricted Shares then subject to such restrictions, in which case the restriction period applicable to the retained shares will immediately expire and all restrictions applicable to the retained shares will immediately lapse.

(iv)  At the end of the restriction period, or at such earlier time as provided for in Section 12(d)(iii) or as the Board, in its sole discretion, may otherwise determine, all restrictions applicable to the Restricted Shares will lapse and, if the Restricted Shares are evidenced by a stock certificate, a stock certificate evidencing a number of shares of Common Stock equal to the number of Restricted Shares, free of all restrictions, will be delivered to the Eligible Director.

(e)  Each grant of Stock Options to an Eligible Director may utilize any or all of the authorizations, and will be subject to all the requirements, contained in the following provisions:

(i)  Each grant will specify the Option Price, which will equal 100% of the Market Value per Share on the Date of Grant.

(ii) Each Stock Option will be exercisable only to the extent that it is vested.  Each Stock Option granted under Section 12(a) or 12(b)(ii) will vest as to 1/3rd of the total number of shares of Common Stock subject thereto (rounded up to the nearest whole share) on each of the first three anniversaries of the date of grant of the Stock Option; provided, in each case, that the Eligible Director who received the Stock Option has remained a member of the Board through each such anniversary date.  Except as may otherwise be provided in the agreement evidencing the Stock Option or as determined by the Board, each Stock Option granted under Section 12(b)(iii) will vest as to 1/12th of the total number of shares of Common Stock subject thereto (rounded up to the nearest whole share) on the last day of the first full calendar month following the date of grant of the Stock Option, as to 1/12th of the total number of shares subject thereto (rounded up to the nearest whole share) on the last day of each of the 10 succeeding calendar months, and as to the balance of the shares of Common Stock subject thereto on the last day of the calendar month preceding the one-year anniversary of the date of grant of the Stock Option; provided, in each case, that the Eligible Director who received the Stock Option has remained a member of the Board through the respective vesting date.

(iii)  No Stock Option will be exercisable more than ten years from the Date of Grant.

(iv)  Each Stock Option granted to an Eligible Director will be a nonqualified stock option and will not be an “incentive stock option” within the meaning of Section 422 of the Code.

(v)  Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Eligible Director and having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Eligible Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price, (iv) by a combination of such methods of payment or (v) by any other method of payment approved by the Board; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock.

(vi)  During an Eligible Director’s lifetime, the Stock Option may be exercised only by the Eligible Director.  Stock Options will not be transferable, except for exercise by the Eligible Director’s legal representatives or heirs; provided, however, that an Eligible Director may, with prior approval from the Board (or its designee), transfer an exercisable Stock Option to (A) a member or members of the Eligible Director’s immediate family, (B) a trust, the beneficiaries of which consist exclusively of members of the Eligible Director’s immediate family, (C) a partnership, the partners of which consist exclusively of members of the Eligible Director’s immediate family, or (D) any similar entity created for the exclusive benefit of members of the Eligible Director’s immediate family.  The Board or its designee must approve the form of any transfer of a Stock Option to or for the benefit of any immediate family member or members before such transfer will be recognized as valid hereunder.  For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the Eligible Director’s immediate family will be disregarded.  For purposes of this Section 12(e)(vi), immediate family means an Eligible Director’s spouse, children and grandchildren, including step and adopted children and grandchildren.

(vii)  Upon an Eligible Director’s ceasing to be a member of the Board for any reason other than death, each Stock Option of such Eligible Director will be exercisable only as to those shares of Common Stock which were then subject to the exercise of such Stock Option.  The Stock Option will expire: (A) unless exercised, five years after the Eligible Director’s retirement from the Board if the Eligible Director retires at or after age 55 with at least five years of service on the Board; (B) unless exercised, five years after the date the Eligible Director’s service on the Board is terminated due to the Eligible Director’s total and permanent disability; (C) upon the Eligible Director’s service on the Board being terminated for cause pursuant to Section 141(k) of the Delaware General Corporation Law (or any successor provision); or (D) unless exercised, three months after the date of such termination.  In no event, however, will any Stock Option be exercisable pursuant to this Section 12(e)(vii) after the tenth anniversary of the Date of Grant or after any earlier termination in accordance with the terms of the agreement evidencing the Stock Option.

(viii)  Upon the death of an Eligible Director during his or her term of service on the Board, a Stock Option will be exercisable only as to those shares of Common Stock which were subject to the exercise of the Stock Option at the time of his or her death.  The Stock Option will expire, unless exercised by the Eligible Director’s legal representatives or heirs, five years after the date of death.  In no event, however, will any Stock Option be exercisable pursuant to this Section 12(e)(viii) after the tenth anniversary of the Date of Grant or after any earlier termination in accordance with the terms of the agreement evidencing the Stock Option.

(ix)  Except as otherwise determined by the Board, the vesting schedule applicable to a Stock Option requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Stock Option.  Service for only a portion of a vesting period, even if substantial, will not entitle the Eligible Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as a Board member as provided in Section 12(e)(vii) or 12(e)(viii).

13.  Transferability.  Except as provided in Section 12(f)(vi) or as otherwise authorized by the Committee, no Award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, that a Participant who is an officer of the Company may, with the prior approval of the Committee, transfer a Stock Option that is not intended to be an “incentive stock option” (within the meaning of Section 422 of the Code) to family members of the Participant, including to trusts in which family members of the Participant own more than 50% of the beneficial interests, to foundations in which family members of the Participant or the Participant controls the management of assets and to other entities in which more than 50% of the voting interests are owned by family members of the Participant or the Participant.  Except as otherwise authorized by the Committee, no Stock Option or Appreciation Right granted to a Participant will be exercisable during the Participant’s lifetime by any person other than the Participant or the Participant’s guardian or legal representative or any permitted transferee.

14.  Adjustments.

(a)  The Committee will make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Sections 4 and 5, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Performance Shares and Restricted Stock Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, or (y) any merger, consolidation, separation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing.  In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced.

(b)  The Committee may accelerate the payment of, or vesting with respect to, any Award under the Plan upon the occurrence of a transaction or event described in this

Section 14; provided, however, that in the case of any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Committee will not accelerate the payment of the Award unless it determines in good faith that such transaction or event satisfies the requirements of a change in control event under guidance issued by the Secretary of the Treasury under Section 409A of the Code.

15.  Fractional Shares.  Neither the Company nor any Subsidiary will be required to deliver any fractional share of Common Stock pursuant to the Plan.  The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

16.  Withholding Taxes.  To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company or the Subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld.  If a Participant’s Award is to be paid in the form of shares of Common Stock and the Participant fails to make arrangements for the payment of tax, the Company or the Subsidiary may withhold shares of Common Stock having a value equal to the amount required to be withheld.  In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company or the Subsidiary satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award.  However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy the withholding obligation of the Company or the Subsidiary.

17.  Administration of the Plan.

(a)  Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of three or more Directors appointed by the Board, all of whom are intended (i) to meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange or principal market on or in which the Common Stock is traded and (ii) to qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time; provided, however, that the failure of a member of the Committee to so qualify will not invalidate any Award granted under the Plan.  Notwithstanding the foregoing, the provisions of Section 12 will be administered by the Board.  A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b)  The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award.  The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Committee will be liable for any such action or determination made in good faith.

(c)  To the extent permitted by applicable law, the Committee may delegate its authority under the Plan to a subcommittee of the Committee, to one or more committees of the Board or to one or more executive officers of the Company; provided, however, that no delegation may be made of authority to take an action which is required by Rule 16b-3 to be taken by “non-employee directors” in order that the Plan and transactions thereunder meet the requirements of such Rule.

(d)  It is the Company’s intention that any Award granted under the Plan that constitutes a deferral of compensation within the meaning of Section 409A of the Code and the guidance issued by the Secretary of the Treasury under Section 409A satisfy the requirements of Section 409A.  In granting such an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will cause the Award to comply with Section 409A and thereby avoid the imposition of penalty taxes and interest upon the Participant receiving the Award.  Notwithstanding any provision of the Plan or an Evidence of Award to the contrary, (i) if the Company makes a good faith determination that a payment of an Award (A) constitutes a deferral of compensation for purposes of Section 409A of the Code, (B) is made to a Participant by reason of his or her “separation from service” (within the meaning of Section 409A of the Code) and (C) at the time such payment would otherwise be made the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment will be delayed until the first day of the seventh month following the date of such separation from service, and (ii) if a Change in Control would be the date of payment of an Award that is determined to constitute a deferral of compensation, but the Change in Control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Code), then the date of payment will be determined without regard to the occurrence of the Change in Control.

(e)  With respect to the administration of the provisions of Section 12 or if the administration of the Plan is assumed by the Board pursuant to Section 17(a), the Board will have the same authority, power, duties, responsibilities and discretion given to the Committee under the terms of the Plan.

18.  Amendments and Other Matters.

(a)  The Plan may be amended from time to time by the Board or, with respect to those provisions of the Plan other than Section 12, the Committee; provided, however, that the Plan may not be amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), Rule 16b-3 or Section 162(m) of the Code.

(b)  Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the stockholders of the Company.  Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the stockholders of the Company.  The provisions of this Section 18(b) are intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 14.

(c)  The Plan may be terminated at any time by action of the Board.  The termination of the Plan will not adversely affect the terms of any outstanding Award.

(d)  The Company will not be required to issue, and neither the Company nor a Subsidiary will be required to transfer, shares of Common Stock under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, determines to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, determines to be necessary or advisable.

(e)  The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f)  If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

(g)  No Participant will have any of the rights of a stockholder with respect to shares of Common Stock subject to an Award prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

19.  Governing Law.  The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.